Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-117166 and No. 333-137127) of Nexstar Broadcasting Group, Inc. of our report dated March 31, 2009 relating to the financial statements of Mission Broadcasting, Inc., which are incorporated by reference in Nexstar Broadcasting Group, Inc.’s Annual Report on Form 10-K, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

March 31, 2009